Exhibit 10(u)

SUMMARY OF THE COMPENSATION OF EXECUTIVE OFFICERS OF SIGMA-ALDRICH CORPORATION

The following table presents compensation information for the Chief Executive Officer and the four other most highly compensated executive officers based on salary and bonus in 2005 for the years ended December 31, 2005, 2004 and 2003:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name/Position	Year	Salary	Bonus (1)	Other Annual Comp. (2)(3)	Restricted Stock Award (4)	Securities Underlying Options (#)	LTIP Payouts (2)	All Other Comp. (8)
David R. Harvey (5)	2005	$725,000	$584,249	—	—	50,000	—	$8,160
Chairman of the Board	2004	725,000	449,051	—	$1,501,164	90,000	—	7,980
	2003	725,000	298,401	$122,841	—	50,000	$195,400	7,800
Michael R. Hogan	2005	430,000	260,150	—	—	10,000	—	41,460
Chief Administrative Officer,	2004	430,000	199,950	—	—	20,000	—	41,280
Chief Financial Officer and Secretary	2003	430,000	132,870	—	—	20,000	—	7,800
David W. Julien (6)	2005	310,000	187,550	—	—	10,000	—	34,260
President, Research Specialties	2004	310,000	144,150	—	—	20,000	—	34,080
	2003	310,000	95,790	—	—	20,000	—	7,800
Jai P. Nagarkatti (7)	2005	470,000	341,220	—	—	17,500	—	179,060
President and	2004	366,875	262,260	—	—	20,000	—	41,280
Chief Executive Officer	2003	305,000	94,245	33,781	—	20,000	53,735	7,800
Franklin D. Wicks	2005	320,000	193,600	—	—	10,000	—	34,860
President, SAFC	2004	320,000	148,800	—	—	20,000	—	34,680
	2003	320,000	98,880	33,781	—	20,000	53,735	7,800

(1)	Amounts are earned and accrued during the fiscal years indicated and are paid subsequent to the end of each fiscal year pursuant to the Company’s Cash Bonus Plan.

(2)	The value of shares issued under the Incentive Stock Bonus Plan in 2003 relates to performance in 1997 and are presented as long term incentive plan (“LTIP”) payouts. Such values represent the aggregate market value of shares of common stock issued on the payout date. Cash payouts to cover Federal income taxes related to the issuance of such shares are presented as other annual compensation. No awards are outstanding under this plan and no future awards will be issued under this plan.

(3)	Excludes the value of personal use of automobiles and club memberships provided by the Company, the amounts of which are immaterial for each executive officer.

(4)	Represents the value of 25,900 shares of restricted stock issued on February 10, 2004 pursuant to Dr. Harvey’s Employment Agreement. These awards became fully vested on January 1, 2006. As of December 31, 2005, the 25,900 shares of restricted stock were valued at $1,639,211. Dividends are paid on restricted stock.

(5)	Effective January 1, 2006, David R. Harvey became the Chairman of the Board of Directors. Previously, he served as both the Chairman of the Board of Directors and Chief Executive Officer of the Company.

(6)	Effective July 11, 2005, David W. Julien became the President of Research Specialties. Previously, he served as President of Biotechnology.

(7)	Effective January 1, 2006, Jai P. Nagarkatti became both the President and Chief Executive Officer of the Company. Previously he served as both the President and Chief Operating Officer.

(8)	Represents amounts contributed for each executive officer under the Company’s 401(k) Retirement Savings Plan in 2005, 2004 and 2003, respectively, and under the Supplemental Retirement Plan in 2005 and 2004.

Exhibit 10(u) (continued)

The components of All Other Compensation are presented in the following table:

All Other Compensation

Name/Position	Year	401(k) Retirement Savings Plan	Supplemental Retirement Plan	Total
David R. Harvey	2005	$8,160	—	$8,160
	2004	7,980	—	7,980
	2003	7,800	—	7,800
Michael R. Hogan	2005	8,160	$33,300	41,460
	2004	7,980	33,300	41,280
	2003	7,800	—	7,800
David W. Julien	2005	8,160	26,100	34,260
	2004	7,980	26,100	34,080
	2003	7,800	—	7,800
Jai P. Nagarkatti	2005	8,160	170,900	179,060
	2004	7,980	33,300	41,280
	2003	7,800	—	7,800
Franklin D. Wicks	2005	8,160	26,700	34,860
	2004	7,980	26,700	34,680
	2003	7,800	—	7,800